                                                                   EXHIBIT 3(D)


                           CERTIFICATE OF CORRECTION

                                     OF THE

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              GOODRICH CORPORATION

                            UNDER SECTION 105 OF THE

                            BUSINESS CORPORATION LAW


                                         FILED BY:

                                         KENNETH L. WAGNER
                                         SENIOR COUNSEL AND ASSISTANT SECRETARY
                                         GOODRICH CORPORATION
                                         FOUR COLISEUM CENTRE
                                         2730 WEST TYVOLA ROAD
                                         CHARLOTTE, NORTH CAROLINA  28217

                           CERTIFICATE OF CORRECTION

                                     OF THE

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              GOODRICH CORPORATION

                            UNDER SECTION 105 OF THE

                            BUSINESS CORPORATION LAW


         We, the undersigned, Terrence G. Linnert and Kenneth L. Wagner, being respectively Senior Vice President and Assistant Secretary of Goodrich Corporation, for the purpose of correcting an incorrect statement in the Certificate of Amendment (as defined below) pursuant to Section 105 of the Business Corporation Law, do hereby certify as follows:

         1.       The name of the Corporation is Goodrich Corporation.

         2. A Certificate of Amendment of the Certificate of Incorporation of the Corporation (the "Certificate of Amendment") was filed by the Department of State on May 4, 1998.

         3. Section 3 of the Certificate of Amendment incorrectly stated that the entire existing Article FOURTH of the Certificate of Incorporation, rather than only the first sentence thereof, was to be deleted and replaced with the language set forth in Section 3 of the Certificate of Amendment.

         4. Section 3 of the Certificate of Amendment is corrected to read as follows:

                  "3.      The Certificate of Incorporation of the Company is
         hereby amended to modify Article FOURTH to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000 shares by deleting the first sentence of the existing Article FOURTH in its entirety and substituting the following:

                           FOURTH - The aggregate number of shares which the
                  Company shall have authority to issue is 210,000,000, divided into 10,000,000 shares of Series Preferred Stock of the par value of $1 per share (hereafter called "Series Preferred Stock"), and 200,000,000 shares of Common Stock of the par value of $5 per share (hereafter called "Common Stock")."


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         IN WITNESS WHEREOF, the undersigned have executed and signed their names and affirm under the penalties of perjury that the statements made herein are true this 31st day of October, 2001.


                                    GOODRICH CORPORATION


                                    /s/ Terrence G. Linnert
                                    -------------------------------------------
                                    Terrence G. Linnert
                                    Senior Vice President


                                    /s/ Kenneth L. Wagner
                                    -------------------------------------------
                                    Kenneth L. Wagner
                                    Assistant Secretary


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